UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2023

Ondas Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Waverley Oaks Road, Suite 114, Waltham, MA 02452

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On January 20, 2023, Ondas Holdings Inc. (the “Company”) entered into an Amendment No. 1 to Securities Purchase Agreement (“Amended SPA”) to that Certain Securities Purchase Agreement, dated October 26, 2022 (the “SPA”), by and between the Company and each investor in connection with the previously disclosed offering. The Amended SPA amends the notes attached as exhibits to the SPA.

As previously disclosed, on October 28, 2022 the Company entered into certain 3% Senior Convertible Notes Due 2023 in the aggregate original principal amount of $34.5 million (the “Initial Convertible Notes”), by and between the Company and selected institutional investors (the “Investors”), which are convertible into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). Pursuant to the terms of the SPA, on January 20, 2023, the Company exchanged Initial Convertible Notes, on a dollar-for-dollar basis, into 3% Senior Convertible Notes Due 2024 (the “Exchange Notes”).

The description of the Initial Conversion Notes was included in the Company’s Current Report filed on October 26, 2022 and is incorporated herein by reference. The Exchange Notes are identical in all material respects to the Initial Convertible Notes, except that they (i) are issued pursuant to the Base Indenture (as defined below) and the First Supplemental Indenture (as defined below); (ii) have a maturity date of October 28, 2024; (iii) allow for the Acceleration of Installment Amounts not to exceed eight (8) times the Installment Amount with respect to the Installment Date related to the Current Acceleration; and (iv) modify the Acceleration Conversion Price. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Exchange Notes.

The Exchange Notes were issued pursuant to the first supplemental indenture (the “First Supplemental Indenture”), dated as of January 20, 2023, between the Company and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”). The First Supplemental Indenture supplements the indenture entered into by and between the Company and the Trustee, dated as of January 20, 2023 (the “Base Indenture” and, together with the First Supplemental Indenture, the “Indenture”). The Indenture has been qualified under the Trust Indenture Act of 1939, and the terms of the Exchange Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The Exchange Notes were issued solely to existing securityholders of the Company pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. The Company did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts, to any broker, dealer, salesman or other person for soliciting tenders of the Initial Convertible Notes in connection with the offering, and the Company did not retain any dealer, manager or other agent to solicit tenders with respect to the offer.

The foregoing description of the Amended SPA, Exchange Notes, Base Indenture, and Supplemental Indenture do not purport to be complete and are qualified in their entirety by the Amended SPA, Form of 3% Series B-1 Senior Convertible Note, Base Indenture, and Supplemental Indenture, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, Exhibit 4.1, Exhibit 4.3, and 4.4, respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety by this reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of 3% Series B-1 Senior Convertible Note (see Exhibit A-2 to the Amendment No. 1 to Securities Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K).
4.2	Form of 3% Series B-2 Senior Convertible Note (see Exhibit A-2 to the Amendment No. 1 to Securities Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K).
4.3	Base Indenture, dated January 20, 2023, between Ondas Holdings Inc. and Wilmington Savings Fund Society, FSB.
4.4	Supplemental Indenture, dated January 20, 2023, between Ondas Holdings Inc. and Wilmington Savings Fund Society, FSB.
10.1	Form of Amendment No. 1 to Securities Purchase Agreement, dated January 20, 2023, between Ondas Holdings Inc. and the Investors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2023	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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